EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Salient MLP & Energy Infrastructure Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Salient MLP & Energy Infrastructure Fund for the period ended May 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Salient MLP & Energy Infrastructure Fund for the stated period.

/s/ Greg A. Reid		/s/ John E. Price
Greg A. Reid		John E. Price
President & Chief Executive Officer		Treasurer & Chief Financial Officer
Salient MLP & Energy Infrastructure Fund		Salient MLP & Energy Infrastructure Fund

Dated:	July 28, 2011

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Salient MLP & Energy Infrastructure Fund for purposes of Section 18 of the Securities Exchange Act of 1934.